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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement of Provident Financial Group, Inc. on Form S-4 of our Report of Independent Auditors, dated January 27, 1999, on the consolidated statements of financial condition of OHSL Financial Corp. as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                                   Crowe, Chizek and Company LLP




Indianapolis, Indiana
August 26, 1999